Exhibit A

JOINT FILING UNDERTAKING

     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agree that the Schedule 13D, and any amendments thereto, filed with respect to the beneficial ownership by the undersigned of the equity securities of Solexa, Inc., is being filed on behalf of each of the undersigned.

Dated: July 26, 2005

AMADEUS CAPITAL PARTNERS LP

By:	/s/ Richard Anton

Name: Richard Anton
Title: Director

AMADEUS II A LP By its Manager, Amadeus Capital Partners Limited

By:	/s/ Richard Anton

Name: Richard Anton
Title: Director

AMADEUS II B LP By its Manager, Amadeus Capital Partners Limited

By:	/s/ Richard Anton

Name: Richard Anton
Title: Director

AMADEUS II C LP By its Manager, Amadeus Capital Partners Limited

By:	/s/ Richard Anton

Name: Richard Anton
Title: Director

AMADEUS II D GMBH & CO KG By its Manager, Amadeus Capital Partners Limited

By:	/s/ Richard Anton

Name: Richard Anton
Title: Director

AMADEUS II AFFILIATES FUND LP By its Manager, Amadeus Capital Partners Limited

By:	/s/ Richard Anton

Name: Richard Anton
Title: Director